EX-23.1
           CONSENT OF CHILD, VAN WAGONER & BRADSHAW, PLLC

                  Child, Van Wagoner & Bradshaw, PLLC
                      5296 S. Commerce Dr., #300
                      Salt Lake City, Utah 84107
                      Telephone (801) 281-4700
                      Facsimile (801) 281-4701

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of GameZnFlix, Inc. on Form S-8 of our reports dated January 31, 2006 and March 28, 2005, appearing in the Annual Reports on Form 10-KSB of GameZnFlix, Inc. for the fiscal years ended December 31, 2005 and 2004, and to all references to our firm included in this Registration Statement.


/s/  Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
February 12, 2007
Salt Lake City, Utah